UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2023

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 4, 2023, Indaptus Therapeutics, Inc. (the “Company”) presented interim data from the first cohort of four patients in its Phase 1 INDP-D101 trial of its lead compound, Decoy20, at the 38th Annual Meeting of the Society for Immunotherapy of Cancer (SITC).

A broad expression of cytokines and chemokines associated with innate and adaptive anti-tumor immune responses was observed, while adverse events were generally tolerable and resolved within 30 minutes to three days. Decoy20 is designed to “re-set” the immune system’s response to cancer.

As reported in the poster, trial subjects experienced transient induction of over 50 different biomarkers associated with immune responses, and generally anticipated transient adverse events. After the end of infusion, Decoy20 was cleared from the blood within 30 to 120 minutes. Peak cytokine and chemokine induction occurred within ~4 to 24 hours and most returned to baseline by 24-48 hours. This rapid clearance and associated transient cytokine/chemokine induction are desired to avoid prolonged toxicity, often associated with longer term cytokine exposure.

In addition, each of the subjects was observed to have stable disease four weeks after a single dose, with three of them having started the trial with progressive disease.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, upcoming events and presentations. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: the Company’s limited operating history; conditions and events that raise substantial doubt regarding its ability to continue as going concern; the need for, and the Company’s ability to raise, additional capital given the Company’s lack of current cash flow; the Company’s clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; the Company’s incurrence of significant research and development expenses and other operating expenses, which may make it difficult for the Company to attain profitability; the Company’s pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; the Company’s ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of the Company’s product candidates; the Company’s reliance on third parties to conduct its preclinical studies and clinical trials and perform other tasks; the Company’s reliance on third parties for the manufacture of its product candidates during clinical development; the Company’s ability to successfully commercialize Decoy20 or any future product candidates; the Company’s ability to obtain or maintain coverage and adequate reimbursement for its products; the impact of legislation and healthcare reform measures on the Company’s ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of the Company’s competitors that may be approved faster, marketed more effectively, and better tolerated than the Company’s product candidates; the Company’s ability to adequately protect its proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and the Company’s failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in the Company’s cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023, most recent Annual Report on Form 10-K filed with the SEC on March 17, 2023, and other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. All forward-looking statements speak only as of the date of this Form 8-K and are expressly qualified in their entirety by the cautionary statements included in this Form 8-K. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer